                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant / /

     Filed by a party other than the registrant /X/

     Check the appropriate box:

     / / Preliminary proxy statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                                 CINERGY CORP.
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                                 CINERGY CORP.
- - --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

- - --------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

- - --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- - --------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

- - --------------------------------------------------------------------------------

     (5) Total fee paid:

- - --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

- - --------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- - --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- - --------------------------------------------------------------------------------

     (3) Filing party:

- - --------------------------------------------------------------------------------

     (4) Date filed:

- - --------------------------------------------------------------------------------

                                 CINERGY CORP.

                             139 EAST FOURTH STREET
                             CINCINNATI, OHIO 45202

                                                                  March 17, 1995

DEAR SHAREHOLDER:

       You are cordially invited to attend the initial Annual Meeting of Shareholders of CINergy Corp. on Thursday, April 20, 1995, to be held at 11:00 a.m., Eastern Daylight Saving Time, in the Oak Room of the Cincinnati Club Building, 30 Garfield Place, Cincinnati, Ohio. Whether or not you plan to attend, we will greatly appreciate your giving prompt attention to the attached materials. At the meeting, the shareholders will elect one Class II director and five Class I directors, and transact such other business as may legally come before the meeting, or any adjournment thereof.

       It is important to your interests that all shareholders, regardless of the number of shares owned, participate in the affairs of the Company. Even if you plan to attend the meeting, we urge you to mark, sign and date the enclosed proxy and return it promptly. By signing and returning your proxy card promptly, you are assuring that your shares will be voted.

       Thank you for your continued interest in the Company.

       Sincerely yours,

        [Sig.]                                      [Sig.]
        Jackson H. Randolph                         James E. Rogers
        Chairman and                                Vice Chairman, President and
        Chief Executive Officer                     Chief Operating Officer

                                 CINERGY CORP.

                             139 EAST FOURTH STREET
                             CINCINNATI, OHIO 45202

                    ---------------------------------------

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 20, 1995

TO THE SHAREHOLDERS OF
CINergy Corp.:

       NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of CINergy Corp. will be held in the OAK ROOM of the CINCINNATI CLUB BUILDING, 30 GARFIELD PLACE, Cincinnati, Ohio, on Thursday, April 20, 1995 at 11:00 a.m., Eastern Daylight Saving Time, for the purposes of:

       (1) the election of one Class II director to serve for a one-year term expiring in 1996, and five Class I directors to serve for three-year terms expiring in 1998;

       (2) acting upon, if presented at the meeting, a shareholder proposal which the Board of Directors OPPOSES;

and transacting such other business as may legally come before the meeting.

       Only shareholders of record at the close of business on Tuesday, February 21, 1995, will be entitled to vote at the meeting and at any adjournment thereof. It is important that your shares be represented at this meeting in order that the presence of a quorum may be assured. Shareholders, whether or not they now expect to be present at the meeting, are requested to mark, date and sign the enclosed proxy, and return it promptly. An addressed envelope, on which no postage stamp is necessary if mailed in the United States, is enclosed for use in returning the proxy. A shareholder executing and delivering the enclosed proxy has the power to revoke it at any time before the authority granted by the proxy is exercised.

                                    CINergy Corp.

                                    BY CHERYL M. FOLEY, SECRETARY

Dated: March 17, 1995

                                 CINERGY CORP.

                             139 EAST FOURTH STREET
                             CINCINNATI, OHIO 45202

                                PROXY STATEMENT

INTRODUCTION

       Effective October 24, 1994 (the "Effective Date"), CINergy Corp., a Delaware corporation (the "Company"), became the holding company for The Cincinnati Gas & Electric Company ("CG&E") and PSI Energy, Inc. ("PSI Energy"), the operating subsidiary of the former PSI Resources, Inc. ("PSI"). On the Effective Date, the Company acquired all the common stock of both CG&E and PSI, and the former common stock holders of CG&E and PSI became holders of common stock of the Company (the "Merger"). The Company also owns all the stock of CINergy Services, Inc. ("CINergy Services") and CINergy Investments, Inc. ("CINergy Investments"). CG&E is an operating utility primarily engaged in providing electric and gas service in the southwestern portion of Ohio and, through its principal subsidiary, The Union Light, Heat and Power Company ("Union Light"), in adjacent areas in Kentucky. PSI Energy is an operating utility primarily engaged in providing electric service in north central, central, and southern Indiana. CINergy Services provides management, financial, administrative, engineering, legal and other services to the Company, CG&E, PSI Energy, and CINergy Investments. CINergy Investments is the subsidiary under which all nonregulated subsidiaries of the Company are formed.

       This Proxy Statement is first being mailed on or about March 17, 1995, to holders of the common stock of the Company in connection with the solicitation of proxies by the Board of Directors (the "Board") of the Company for use at the Annual Meeting of Shareholders to be held on April 20, 1995, and any adjournment of such meeting (the "Annual Meeting").

       The Company's Annual Report to Shareholders, including financial statements, for the year ended December 31, 1994 accompanies the mailing of this Proxy Statement.

VOTING PROCEDURES AND RIGHTS

       Only holders of record of the Company's common stock at the close of business on February 21, 1995 (the "Record Date") will be entitled to vote at the Annual Meeting. A majority of such holders, present in person or represented by proxy, constitutes a quorum. The number of shares of the Company's common stock outstanding as of the Record Date was 155,747,210. Each share of common stock entitles its owner to one vote upon each matter to come before the meeting.

       In accordance with the General Corporation Law of the State of Delaware and the Company's By-Laws, directors will be elected at the Annual Meeting by a plurality of the votes cast. Each other matter to be presented at the Annual Meeting will be determined by the vote of a majority of the votes cast. In tabulating the vote on each matter to be presented, abstentions and broker non-votes, if any, will be disregarded and have no effect on the outcome of the vote. Votes at the Annual Meeting will be tabulated preliminarily by the Company acting as its own transfer agent. Inspectors of election, duly appointed by the presiding officer of the Annual Meeting, will definitively count and tabulate the votes and determine and announce the results at the meeting. The Company has no established procedure for confidential voting.

PROXIES

       The enclosed proxy is solicited by the Board of the Company, which recommends voting FOR the election of all nominees as directors, and AGAINST the shareholder proposal. Shares of the Company's common stock represented by properly executed proxies received at or prior to the Annual Meeting will be voted in accordance with the instructions thereon. If no instructions are indicated, duly executed proxies will be voted in accordance with the recommendations of the Board. It is not anticipated that any other matters will be brought before the Annual Meeting. However, the enclosed proxy gives discretionary authority to the proxy holders named therein should any other matters be presented at the Annual Meeting, and it is the intention of the proxy holders to act on any other matters in accordance with their best judgment.

       Execution of a proxy will not prevent a shareholder from attending the Annual Meeting and voting in person. Any shareholder giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company written notice of revocation bearing a later date than the proxy, by delivering a duly executed proxy bearing a later date or by voting in person at the Annual Meeting.

       The Company will bear the cost of the solicitation of proxies by the Board. The Company has engaged Corporate Investor Communications, Inc. to assist in the solicitation of proxies for a fee estimated to be $6,500 plus reimbursement of reasonable out-of-pocket expenses. Proxies will be solicited by mail. In addition, officers and regular employees of the Company may solicit proxies personally or by telephone; such persons will receive no additional compensation for these services.

       The Company has requested that brokerage houses and other custodians, nominees and fiduciaries forward solicitation materials to the beneficial owners of shares of the Company's common stock held of record by such persons and will reimburse such brokers and other fiduciaries for their reasonable out-of-pocket expenses incurred in connection therewith.

ELECTION OF DIRECTORS

       In accordance with the provisions of the By-Laws of the Company, the Board is divided into three classes (Class I, Class II, and Class III), with all classes as nearly equal in number as possible. One class of directors is ordinarily elected at each annual meeting of shareholders for a three-year term. Neil A. Armstrong, James K. Baker, Clement L. Buenger, John A. Hillenbrand, II, and George C. Juilfs have been nominated by the Board for election as Class I directors at the Annual Meeting for terms of three years each and until their successors are duly elected and qualified.

       Mr. Hugh A. Barker, presently a director in Class II whose term would have expired at the 1996 annual meeting, will retire as a member of the Board effective at the Annual Meeting. Accordingly, Philip R. Sharp has been nominated by the Board to fill this vacancy in Class II for a one-year term expiring in 1996. The Company would like to acknowledge Mr. Barker, who had served as a director of PSI Energy since 1968 and of PSI from 1988 through the Effective Date. Additionally, Mr. Barker retired in February 1989 as President of PSI and Chairman of PSI Energy. His advice and support have been sincerely appreciated.

       Duly executed and returned proxies representing shares held on the Record Date will be voted, unless otherwise specified, in favor of the nominees for the Board. With the exception of Dr. Sharp, each nominee and continuing director is a member of the Company's present Board and was a director of CG&E or PSI prior to the Effective Date. Messrs. Armstrong, Buenger, Cox, Juilfs, Petry, Randolph, Schiff, Taft and Waddell were directors of CG&E, and Messrs. Baker, Browning, Duberstein, Hillenbrand, II, Perelman, Rogers and Smith were directors of PSI. The dates given below relating to length of service as a director include prior service as a director of CG&E or PSI Energy. All nominees have consented to serve if elected, but if any becomes unavailable to serve, the persons named as proxies may exercise their discretion to vote for a substitute nominee.

       Except as otherwise noted, the principal occupation or employment of each individual set forth below has been such individual's principal occupation or employment for the past five years and no such individual holds another position or office with the Company. All nominees and continuing directors, other than Messrs. Randolph and Rogers, are otherwise unaffiliated with the Company and its subsidiaries.

       THE BOARD RECOMMENDS VOTING FOR ALL NOMINEES, DESIGNATED IN THE PROXY AS
ITEM 1.

                  NAMES, AGES, PRINCIPAL OCCUPATIONS AND SELECTED INFORMATION

- - ----------------------------------------------------------------------------------------------
CLASS II NOMINEE FOR ELECTION AS DIRECTOR WHOSE TERM EXPIRES IN 1996
                      PHILIP R. SHARP, PH.D.
                      Age 52
                      Dr. Sharp is a lecturer in public policy at the John F. Kennedy School of
                      Government at Harvard University in Cambridge, Massachusetts. He is also
                      Chairman of the Energy Board of The Keystone Center, a not-for-profit public policy, scientific and educational organization with locations in
                      Keystone, Colorado and Washington, D.C. Dr. Sharp served as a member of the U.S. House of Representatives from 1975 until January 1995, representing the second Congressional district of the State of Indiana.
                      He was a ranking member of the House Energy and Commerce Committee, where he chaired the Energy and Power Subcommittee and served on the
                      Transportation and Hazardous Materials Subcommittee, and of the House
                      Natural Resources Committee, where he served on the Energy and Mineral
                      Resources and the Oversight and Investigations Subcommittees.
- - -----------------------------------------------------------------------------------------------
CLASS I DIRECTOR NOMINEES FOR TERMS TO EXPIRE IN 1998
                      NEIL A. ARMSTRONG
                      Director since 1973. Age 64
                      Member-Executive Committee
                      and Audit Committee
                      Mr. Armstrong is Chairman of the Board of AIL Systems Inc., a subsidiary of Eaton Corp., which is engaged in the manufacturing of electronic devices and systems. He is a director of Cincinnati Milacron Inc., Eaton
                      Corp., RMI Titanium Co., Thiokol Corp., and USX Corp. Mr. Armstrong
                      completed his tenure as Chairman of Computing Technologies For Aviation,
                      Inc. in 1992.
- - -----------------------------------------------------------------------------------------------

                  NAMES, AGES, PRINCIPAL OCCUPATIONS AND SELECTED INFORMATION

- - -----------------------------------------------------------------------------------------------
                      JAMES K. BAKER
                      Director since 1986. Age 63
                      Chairman-Audit Committee
                      Member-Executive Committee
                      Mr. Baker is Chairman of the Board of Arvin Industries, Inc., which is engaged in the manufacturing of automotive parts. He is a director of PSI
                      Energy, NBD Bancorp, Inc., Space Industries International, Inc., Tokheim
                      Corporation, GEON Company, and Amcast Industrial Corp.
- - -----------------------------------------------------------------------------------------------
                      CLEMENT L. BUENGER
                      Director since 1984. Age 68
                      Member-Finance Committee
                      Mr. Buenger was Chairman of the Board of Fifth Third Bancorp and The
                      Fifth Third Bank from 1991 until his retirement in 1993. During the years
                      1989-1990, Mr. Buenger held the executive positions of Chairman of the
                      Board and Chief Executive Officer; he previously served as President and
                      Chief Executive Officer of Fifth Third Bancorp and The Fifth Third Bank.
                      Mr. Buenger is a director of Fifth Third Bancorp and The Fifth Third
                      Bank.
- - -----------------------------------------------------------------------------------------------
                      JOHN A. HILLENBRAND, II
                      Director since 1985. Age 63
                      Chairman-Public Policy Committee
                      Member-Finance Committee
                      Mr. Hillenbrand principally serves as Chairman, President and Chief
                      Executive Officer of Glynnadam, Inc., a personal investment holding company. He is also Chairman of Able Body Corporation and Nambe' Mills,
                      Inc., and Vice Chairman of Pri-Pak, Inc. Mr. Hillenbrand is a director of
                      PSI Energy, Hillenbrand Industries, Inc., and National City Bank,
                      Indiana.
- - -----------------------------------------------------------------------------------------------
                      GEORGE C. JUILFS
                      Director since 1980. Age 55
                      Member-Public Policy Committee
                      and Compensation Committee
                      Mr. Juilfs is President and Chief Executive Officer of SENCORP, an
                      international holding company with subsidiaries that manufacture fastening systems, finance and lease capital equipment, and commercialize health-care technologies.
- - -----------------------------------------------------------------------------------------------

                  NAMES, AGES, PRINCIPAL OCCUPATIONS AND SELECTED INFORMATION
- - -----------------------------------------------------------------------------------------------
CLASS II DIRECTORS WHOSE TERMS EXPIRE IN 1996
                      MELVIN PERELMAN, PH.D.
                      Director since 1980. Age 64
                      Member-Finance Committee and
                      Committee on Directors
                      Dr. Perelman was Executive Vice President of Eli Lilly and Company,
                      engaged in the manufacturing of pharmaceuticals, until his retirement in
                      1993. He was also President of Lilly Research Laboratories. Dr. Perelman is a director of PSI Energy.
- - -----------------------------------------------------------------------------------------------
                      THOMAS E. PETRY
                      Director since 1986. Age 55
                      Member-Executive Committee
                      and Audit Committee
                      Mr. Petry has served as Chairman of the Board and Chief Executive Officer of Eagle-Picher Industries, Inc., a diversified manufacturer of industrial and automotive products, since December 1994. He was Chairman of the Board, President and Chief Executive Officer of Eagle-Picher
                      Industries, Inc. from April 1992 until December 1994; from March 1989 through March 1992, he was Chairman of the Board and Chief Executive
                      Officer, and previously served as President and Chief Executive Officer.
                      A voluntary petition under Chapter 11 of the U.S. Bankruptcy Code was filed by Eagle-Picher on January 7, 1991; a plan of reorganization that provides a basis for emergence from Chapter 11 was filed on February 28,
                      1995. Mr. Petry is a director of Insilco Corporation, Star Banc
                      Corporation, Star Bank, N.A., Cincinnati, Ohio, and The Union Central
                      Life Insurance Company.
- - -----------------------------------------------------------------------------------------------
                      JACKSON H. RANDOLPH
                      Director since 1983. Age 64
                      Chairman-Executive Committee
                      Mr. Randolph has served as Chairman of the Board and Chief Executive
                      Officer of the Company, CINergy Investments, CINergy Services, CG&E, and
                      PSI Energy since October 1994 (and of Union Light since January 1995). He was Chairman of the Board, President and Chief Executive Officer of CG&E
                      from May 1993 until October 1994 (and of Union Light from June 1993 until
                      January 1995); previously he served as President and Chief Executive
                      Officer of CG&E and Union Light. Mr. Randolph is a director of Cincinnati
                      Financial Corporation, PNC Bank Corp., and PNC Bank, Ohio, N.A.
- - -----------------------------------------------------------------------------------------------

                  NAMES, AGES, PRINCIPAL OCCUPATIONS AND SELECTED INFORMATION

- - -----------------------------------------------------------------------------------------------
                      VAN P. SMITH
                      Director since 1986. Age 66
                      Chairman-Compensation Committee
                      Member-Executive Committee
                      Mr. Smith is Chairman and President of Ontario Corporation which is engaged in the manufacturing of aircraft engine components. He is a director of PSI Energy, each of the subsidiaries of Ontario Corporation,
                      Lilly Industries, Inc., Meridian Insurance Group, Inc., and Meridian
                      Mutual Insurance Co.
- - -----------------------------------------------------------------------------------------------
                      DUDLEY S. TAFT
                      Director since 1985. Age 54
                      Chairman-Committee on Directors
                      Mr. Taft is President and Chief Executive Officer of Taft Broadcasting
                      Company, which owns and operates television broadcasting stations. He is a director of Fifth Third Bancorp, The Fifth Third Bank, The Future Now,
                      Inc., The Union Central Life Insurance Company, and U.S. Playing Card
                      Company.
- - -----------------------------------------------------------------------------------------------
CLASS III DIRECTORS WHOSE TERMS EXPIRE IN 1997
                      MICHAEL G. BROWNING
                      Director since 1990. Age 48
                      Member-Committee on Directors
                      and Compensation Committee
                      Mr. Browning is Chairman and President of Browning Investments, Inc.,
                      which is engaged in real estate ventures. Until December 30, 1994, he was also President of Browning Real Estate, Inc., the general partner of various real estate investment partnerships. Mr. Browning is a director of PSI Energy and Conseco, Inc.
- - -----------------------------------------------------------------------------------------------
                      PHILLIP R. COX
                      Director since 1994. Age 48
                      Member-Committee on Directors
                      and Public Policy Committee
                      Mr. Cox is President and Chief Executive Officer of Cox Financial
                      Corporation, a provider of financial and estate planning services. He is also a director of Cincinnati Bell Inc., the Cincinnati office of the
                      Federal Reserve Bank of Cleveland, and PNC Bank, Ohio, N.A.
- - -----------------------------------------------------------------------------------------------

                  NAMES, AGES, PRINCIPAL OCCUPATIONS AND SELECTED INFORMATION
- - -----------------------------------------------------------------------------------------------
                      KENNETH M. DUBERSTEIN
                      Director since 1990. Age 50
                      Member-Public Policy Committee
                      Mr. Duberstein is Chairman and Chief Executive Officer of The Duberstein
                      Group, Inc., a provider of planning and consulting services. He is a director of PSI Energy and McDonnell Douglas Corporation. Mr. Duberstein
                      is also a member of the Board of Governors of the American Stock
                      Exchange.
- - -----------------------------------------------------------------------------------------------
                      JAMES E. ROGERS
                      Director since 1988. Age 47
                      Member-Executive Committee
                      Mr. Rogers has served as Vice Chairman, President and Chief Operating
                      Officer of the Company and CINergy Services, and Vice Chairman and Chief
                      Operating Officer of CINergy Investments, CG&E, and PSI Energy since
                      October 1994 (and Vice Chairman and Chief Operating Officer of Union
                      Light since January 1995). He was Chairman and Chief Executive Officer of
                      PSI from October 1993 until October 1994; during the years 1988-1993, he was Chairman, President and Chief Executive Officer. Mr. Rogers was also
                      Chairman, President and Chief Executive Officer of PSI Energy from
                      October 1988 until October 1994. He is a director of Bankers Life Holding
                      Corporation, Duke Realty Investments, Inc., and NBD Bank, N.A.
- - -----------------------------------------------------------------------------------------------
                      JOHN J. SCHIFF, JR.
                      Director since 1986. Age 51
                      Member-Compensation Committee
                      Mr. Schiff is Chairman of the Board of Cincinnati Financial Corporation,
                      an insurance holding company, The Cincinnati Insurance Company, and John
                      J. & Thomas R. Schiff & Co., Inc., an insurance agency. He is a director of Fifth Third Bancorp, The Fifth Third Bank and The Standard Register
                      Company.
- - -----------------------------------------------------------------------------------------------
                      OLIVER W. WADDELL
                      Director since 1989. Age 64
                      Chairman-Finance Committee
                      Mr. Waddell was Chairman of the Board of Star Banc Corporation until his retirement in December 1993; he held the additional offices of President and Chief Executive Officer until May 1993 and June 1993, respectively.
                      Mr. Waddell was also Vice Chairman of Star Bank, N.A. from June 1993 until his retirement in December 1993; from December 1988 until June 1993 he was Chairman of the Board; he previously served as Chairman and Chief
                      Executive Officer of Star Bank, N.A. He is a director of Chiquita Brands
                      International, Inc., Star Banc Corporation, and Star Bank, N.A.,
                      Cincinnati, Ohio.
- - -----------------------------------------------------------------------------------------------

MEETINGS AND COMMITTEES OF THE BOARD

       Because the Company was not operational until the Effective Date, only two Board meetings were held during the year ended 1994. All directors attended 100% of the aggregate Board meetings and meetings of committees on which they serve with the exception of Dr. Melvin Perelman, who attended both Board meetings but was unable to attend one committee meeting. In accordance with the provisions of the By-Laws of the Company, the Board has six standing committees which facilitate the carrying out of its responsibilities.

       The Audit Committee recommends to the Board a firm of independent certified public accountants to conduct audits of the accounts and affairs of the Company and its subsidiaries; reviews the scope and results of audits, as well as the accounting procedures, internal controls, and accounting and financial reporting policies and practices of the Company and its subsidiaries, with the independent certified public accountants; and makes such reports and recommendations to the Board as it deems appropriate. The Audit Committee did not meet during 1994.

       The Compensation Committee met three times during 1994. The nature and scope of the Compensation Committee's responsibilities are described in the Board Compensation Committee Report on Executive Compensation (see page 11).

       The Committee on Directors presents to the Board, whenever vacancies occur, names of individuals who would make suitable directors of the Company and consults with appropriate officers of the Company on matters relating to the organization of the Board. The Committee has no established procedures for consideration of nominees recommended by shareholders. The Committee on Directors did not meet during 1994.

       Other standing committees of the Board include the Executive Committee, the Finance Committee and the Public Policy Committee.

DIRECTORS' COMPENSATION

       Directors who are not employees (the "non-employee directors") receive an annual retainer fee of $25,000 plus a fee of $1,500 for each Board meeting attended. Non-employee directors who also serve on one or more standing committees of the Board receive an annual retainer fee of $3,000 for each committee membership plus a fee of $1,500 for each committee meeting held. The fee for any Board or committee meeting held via conference call is $750. Directors who are also employees of the Company receive no remuneration for their services as directors.

       Under the Company's Directors' Deferred Compensation Plan, each non-employee director of the Company or any of its subsidiaries may defer fees and have them accrued either in cash or in units representing shares of Company common stock. If deferred in such units, the stock will be distributed to the director at the time of retirement from the appropriate board. Amounts deferred in cash will be paid at the same time.

       Under the Company's Stock Option Plan, each non-employee director has been granted a non-qualified stock option to purchase 12,500 shares of the Company's common stock. Each person who is elected for the first time to be a non-employee director is also granted a non-qualified stock option to purchase 12,500 shares of the Company's common stock. The price per share at which options are granted must be no less than 100% of the fair market value of the Company's common stock on the New York Stock Exchange on the date of the grant. Options generally vest at the rate of 20% per year over a five-year period from the date of grant and may be exercised over a ten-year term.

       Under the Company's Retirement Plan for Directors, non-employee directors with five or more years of service will receive annual compensation in an amount equal to the annual Board fees, excluding committee fees, in effect at the time of termination of service as a director, paid for as many years as the director served on the Board. This plan covers non-employee directors serving on the boards of directors of the Company, CINergy Services, CG&E or PSI Energy. Prior service by non-employee directors of CG&E, PSI, or PSI Energy as of the Effective Date will be credited under this plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       The only persons or groups known to the Company to be the beneficial owners of more than 5% of the Company's common stock, the only voting security, as of December 31, 1994, are set forth in the following table. This information is based on the most recently available reports filed with the Securities and Exchange Commission pursuant to the requirements of Section 13(d) of the Securities and Exchange Act of 1934 (the "1934 Act") and transmitted to the Company by the persons named.

                     NAME AND ADDRESS                     AMOUNT AND NATURE         PERCENT
                   OF BENEFICIAL OWNER                 OF BENEFICIAL OWNERSHIP      OF CLASS
        ------------------------------------------     -----------------------      --------
        INVESCO PLC                                       8,435,511 shares(1)         5.44%
          11 Devonshire Square
          London EC2M 4YR
          England
        PNC Bank Corp.                                    7,906,477 shares(2)         5.09%
          Fifth Ave. and Wood St.
          Pittsburgh, PA 15222

- - ------------
(1) Holder reports having shared voting and shared dispositive powers with respect to all shares, and sole voting and sole dispositive powers with respect to none of these shares.

(2) Of these shares, 7,309,139 are held by PNC Bank, Ohio, N.A. as trustee of two benefit plans for employees of CG&E and its subsidiaries. Under the terms of the plans, participants have the right to vote the shares credited to their accounts; however, the trustee may, at its discretion, vote those shares not voted by participants. Holder reports having sole voting power with respect to 7,900,494 shares, shared voting power with respect for 2,537 shares, sole dispositive power with respect to 166,644 shares, and shared dispositive power with respect to 254,538 shares.

       The beneficial ownership of the Company's common stock held by each nominee, continuing director and named executive officer (as defined on page
16), and of units equal to one share of the Company's common stock paid as compensation to non-employee directors, as of December 31, 1994 is set forth in the following table.

                                                      AMOUNT AND NATURE OF
               NAME OF BENEFICIAL OWNER(1)           BENEFICIAL OWNERSHIP(2)       UNITS(3)
        ------------------------------------------  -------------------------      -------
        Neil A. Armstrong.........................            750 shares
        James K. Baker............................         13,605 shares
        Michael G. Browning.......................         18,835 shares            2,172
        Clement L. Buenger........................            750 shares
        Phillip R. Cox............................                  none
        Kenneth M. Duberstein.....................         12,991 shares
        John A. Hillenbrand, II...................         28,259 shares            1,878
        George C. Juilfs..........................          3,750 shares
        J. Wayne Leonard..........................         60,259 shares
        John M. Mutz..............................         13,992 shares
        Melvin Perelman...........................         23,499 shares            2,010
        Thomas E. Petry...........................          2,000 shares
        Jackson H. Randolph.......................         23,549 shares
        James E. Rogers...........................        212,147 shares
        John J. Schiff, Jr........................         31,059 shares(4)
        Philip R. Sharp...........................                  none
        Van P. Smith..............................         17,390 shares
        Dudley S. Taft............................          3,000 shares
        Larry E. Thomas...........................         65,568 shares
        Oliver W. Waddell.........................          2,938 shares
        All directors and executive officers as a
          group...................................        646,887 shares.42% of
                                                         (representing 0the
                                                                        class)

- - ------------
(1)No individual listed beneficially owned more than 0.14% of the outstanding shares of common stock.

(2)Includes shares which the individual listed has the right to acquire within 60 days pursuant to the exercise of stock options in the following amounts:
   Mr. Baker--12,787; Mr. Browning--12,787; Mr. Duberstein--12,787; Mr. Hillenbrand--12,787; Mr. Leonard--51,150; Mr. Mutz--12,787; Mr.
   Perelman--12,787; Mr. Rogers--179,025; Mr. Smith--12,787; and Mr.
   Thomas--51,150.

(3)Each unit represents one share of the Company's common stock credited to the account of the respective directors as of December 31, 1994 under the Company's Directors' Deferred Compensation Plan.

(4)Includes 15,000 shares owned of record by a trust of which Mr. Schiff is one of three trustees who share voting and investment power equally. Does not include 1,154,000 shares, as to which Mr. Schiff disclaims any beneficial interest, held by Cincinnati Financial Corporation and certain of its subsidiaries.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

       The executive compensation program of the Company is administered by the Compensation Committee (the "Committee") of the Board. The Committee establishes the Company's compensation philosophy and the compensation of the Chief Executive Officer and all other executive officers. The Committee also recommends and administers compensation plans for all executive officers and key employees. The Committee is composed of Messrs. Van P. Smith (Chairman), Michael
G. Browning, George C. Juilfs, and John J. Schiff, Jr., each of whom is an independent, non-employee director of the Company.

Compensation Philosophy

       Prior to the Merger, PSI and CG&E had similar executive compensation philosophies. Both companies sought to provide a total compensation program that would attract, retain, and motivate the high quality employees needed to provide superior service to their customers and to maximize returns to their shareholders. CG&E's policy, in considering base salary and performance based annual incentives, was designed to provide competitive levels of compensation that would integrate pay with CG&E's annual performance goals, reward above average corporate performance, and recognize individual achievement. PSI's executive compensation program sought to link executive and shareholder interests through both cash-based and equity-based incentive plans, in order to reward both corporate and individual performance and balance short-term and long-term considerations.

       It was CG&E's practice to review compensation data provided by the Edison Electric Institute for utility companies of comparable size based on revenue. The compensation level for each executive officer was reviewed based on an evaluation of compensation levels at such companies for executives with similar job responsibilities, with the objective of providing total compensation equivalent to approximately the 75th percentile. The performance of each executive was evaluated based upon that individual's performance for the year in relation to the established goals and objectives for the year.

       It was PSI's goal to provide the opportunity for that company's executive officers, including its chief executive officer, to earn total compensation that was commensurate with their contribution to the success of PSI and that was above the 50th percentile level of comparable utilities based on revenue and trending toward the pay practices of a broader range of American companies with comparable revenue.

       CG&E's executive compensation program consisted of two components, base salary and annual cash incentive opportunities. PSI's executive compensation program consisted of three components: base salary, annual cash incentive opportunities, and long-term equity-based incentive opportunities.

       Under the terms of the Merger Agreement, certain executive compensation and benefit plans of PSI and PSI Energy were to be adopted and implemented by the Company as of the Effective Date. On October 18, 1994, the Company adopted, effective as of the Effective Date, the Stock Option Plan, Performance Shares Plan, Annual Incentive Plan, and Executive Supplemental Life Insurance Program (the "Board approved plans"). Each of these plans is substantially similar to its predecessor PSI or PSI Energy plan. Each PSI or PSI Energy predecessor plan was merged into and became a part of the Company plan which bears the same name.

       The Company has retained an independent compensation and benefits consulting firm to conduct a study of existing executive compensation program structures and to assist the Committee as it formulates an integrated Company compensation philosophy, including the elements of compensation and the mix of base salary, annual and long-term incentives. The consulting firm will also advise as to the retention, modification, or replacement of the Board approved plans and as to plan design and administration generally.

Annual Cash Incentive Plan

       For 1994, CG&E had a Key Employee Annual Incentive Plan which was intended to provide additional incentive for superior performance. Approximately 210 key employees of CG&E participated in the plan during 1994 and were granted cash awards to the extent that certain pre-determined corporate and individual goals were attained. Under the Key Employee Annual Incentive Plan, the chief executive officer was eligible for additional compensation of up to 55% of base pay and other CG&E executive officers were eligible for additional compensation of up to 37.5% of base pay. The Management Compensation Committee of CG&E's board of directors determined that the maximum available awards were payable based upon the extraordinary efforts of the executive officers during 1994 leading to the consummation of the Merger. The Key Employee Annual Incentive Plan was replaced by the Company's Annual Incentive Plan as of the Effective Date.

       The granting of compensation under the Key Employee Annual Incentive Plan was first subject to a Shareholder Protection Trigger. This Trigger provided that no incentive payments were made for the current fiscal year unless dividends per share for that fiscal year equalled or exceeded the amount per share paid in the previous fiscal year, and total pre-tax earnings were sufficient to cover all dividends payable for the current fiscal year, plus the amount necessary to cover total awards payable under the Plan. The amounts of any awards varied depending on the meeting of various other goals established and approved by CG&E's Management Compensation Committee. Such goals included consummation of the Merger, overall customer satisfaction and relationships, corporate culture initiatives, and cost control. Any award was then subject to modification based on the relative level of rates charged customers, a Customer Protection Modifier, which was based on the relative ranking of electric and gas rates for the city of Cincinnati as compared to 30 other cities. If CG&E maintained its relative position, this Modifier had no effect. If CG&E's relative position improved or declined, the awards payable were subject to upward or downward adjustment, accordingly. The data on electric rates was as published by the Edison Electric Institute, and by the American Gas Association for gas rates. Because CG&E's board of directors recognized that the interests of shareholders and customers are paramount, the Shareholder Protection Trigger and Customer Protection Modifier, as indicated above, were integral to the Plan.

       For 1994, PSI executive officers were eligible for incentives under PSI's Annual Incentive Plan. Approximately 140 key PSI employees participated in the plan in 1994 and were granted cash awards to the extent that certain pre-determined corporate and individual goals were attained during that year. Graduated standards for achievement were developed to encourage each employee's contribution. The potential awards ranged from 6.5% to 55% of the annual salary of the participant (including deferred compensation) depending upon the achievement levels and the participant's position. The PSI Compensation and Nominating Committee reviewed and approved both the plan goals at the beginning of the year and the achievements at the end of the year.

       In 1994, PSI's plan used a combination of corporate and individual goals. Achievement of corporate goals accounted for 50% of the total possible award while achievement of individual goals constituted the remainder. The portion of the payout in March, 1995, attributable to the corporate goals was based on 1994 achievement in two areas: (1) operating income so as to maximize PSI's return on equity; and (2) fuel cost per million BTU. The operating income goal accounted for 37.5% and the fuel cost goal constituted 12.5% of the total possible award.

       In 1994, incentive awards for each executive officer who was a PSI employee reflected individual achievement as well as PSI's attainment of its corporate goals. Individual performance goals for each PSI executive varied from executive to executive; however, all related to the achievement of PSI's overall strategic mission of becoming a premier general energy services company.

       For each executive officer who was a PSI employee, the PSI Compensation and Nominating Committee assessed the extent to which each person contributed toward the accomplishment of PSI's mission in 1994. Although its determinations were subjective, that Committee believed that its assessment accurately measured the performance of each executive officer. Based upon the extraordinary efforts of the executive officers in 1994 leading to the consummation of the Merger, the PSI Compensation and Nominating Committee determined that the maximum available award was payable.

       For 1995, the Company's Annual Incentive Plan will use a combination of corporate and individual goals. Corporate goals will account for 50% of the total possible award and achievement of individual goals will make up the balance. The corporate goals for 1995 will be based in two areas: (1) earnings per share; and (2) non-fuel O&M merger savings.

       The earnings per share goal will account for 37.5% and the merger savings goal will constitute 12.5% of the total possible award. For 1995, approximately 400 key employees will participate in the plan. The potential awards will range up to a maximum of 55% of the participant's annual salary, depending upon the achievement levels and the participant's position.

Other Compensation Decisions

       The PSI Compensation and Nominating Committee, at its discretion, could award other forms of compensation in recognition of outstanding service to PSI or any of its subsidiaries. Consistent with that philosophy, the Committee approved in 1994 special performance awards for Messrs. Rogers, Leonard, and Thomas (as set forth in footnotes to the Summary Compensation Table) for exemplary performance associated with consummation of the Merger.

Long-Term Incentive Plan and Stock Option Plan

       The Company's Performance Shares Plan (the "Performance Shares Plan") is a long-term incentive plan developed to reward officers and other key employees for contributing to long-term success by achieving corporate and individual goals approved by the Committee. The executive officers named in the compensation tables participate in this plan, and the same corporate and individual goals used in the Company's Annual Incentive Plan are applicable to this plan. The potential award opportunities are established in the same manner as the Annual Incentive Plan, with the minimum award opportunities ranging from 13.33% to 36.66% of annual salary for the full performance cycle. Performance cycles consist of overlapping four year periods. Because the former PSI Energy Performance Shares Plan was merged into the Company's

Performance Shares Plan on the Effective Date, the then existing PSI Energy performance cycles of 1992-1995 and 1994-1997 are the current performance cycles under the Company's plan.

       The Company's executive officers and other key employees are also eligible for grants under the Company's Stock Option Plan. The Plan is designed to align executive compensation with shareholder interests. Both non-qualified and incentive stock options have been granted under the plan. Options vest at the rate of 20% per year over a five-year period from the date of grant and may be exercised over a ten-year term.

Chief Executive Officer

       Mr. Randolph's 1994 base salary was determined pursuant to an employment agreement with the Company dated December 11, 1992, as amended and restated as of the Effective Date (see Employment Agreements and Severance Arrangements on page 21). For 1994, Mr. Randolph also received incentive compensation under the CG&E Key Employee Annual Incentive Plan in the amount of $255,750, of which 57% was based on achievement of CG&E goals and 43% was based upon the CG&E Management Compensation Committee's determination of his achievement of individual goals. Mr. Randolph also was granted an option to purchase 250,000 shares of the Company's common stock on the Effective Date at a price of $22.875.

       Giving consideration to the accomplishments of 1994 which resulted in the consummation of the Merger, sufficient goals were met to obtain the maximum award available. Other goals pertaining to customer satisfaction and relationships, corporate culture initiatives, and cost control were also met. The relative importance in meeting these goals was equal in the determination of awards. The Customer Protection Modifier was neutral resulting in no upward or downward adjustment.

Summary

       The Committee is reviewing the compensation philosophies of PSI and CG&E in order to determine the Committee's philosophy. Although the Committee's philosophy has not been finalized, it is the intent of the Committee to emphasize incentive compensation, both short-term and long-term, in order to tie the interests of the executive officers and the Company's shareholders. It is anticipated that base salary, annual cash incentives, and long-term incentives will play an integral part in executive compensation in the future. Although the Company currently has adopted executive compensation plans identical to those previously available at PSI and PSI Energy, the Committee is reviewing those plans in order to determine the types of plans which will complement its executive compensation philosophy.

       The 1993 Omnibus Budget Reconciliation Act ("OBRA") became law in August, 1993, for compensation earned in 1994 and later. Under the law, income tax deductions of publicly traded companies may be limited to the extent total compensation (including base salary, annual bonus, restricted stock awards, stock option exercises and non-qualified benefits) for certain executive officers exceeds $1 million in any one year. Under OBRA, the deduction limit does not apply to payments which qualify as "performance based" or compensation which is payable under a written contract that was in effect before February 17, 1993. The Committee will review the application of OBRA to future compensation; however, the Committee intends to compensate executives on performance achieved, both corporate and individual.

       Prior to the Merger, the PSI Compensation and Nominating Committee was composed of Messrs. Browning, Duberstein, Perelman and Smith and the CG&E Management Compensation Committee was composed of Messrs. Juilfs, Schiff, Taft, Waddell and Oliver W. Birckhead. Mr. Birckhead retired as a director of CG&E at the time of the Merger. Messrs. Duberstein and Perelman join in this Report as it relates to PSI, and Messrs. Taft and Waddell join in this Report as it relates to CG&E. The tables which follow, and accompanying footnotes, reflect the decisions covered by the above discussion.

                                    Van P. Smith
                                    Michael G. Browning
                                    George C. Juilfs
                                    John J. Schiff, Jr.
                                    Kenneth M. Duberstein
                                    Melvin Perelman
                                    Dudley S. Taft
                                    Oliver W. Waddell

SUMMARY COMPENSATION TABLE

       The following table sets forth the total compensation paid to the Company's Chief Executive Officer and to each of its additional four most highly compensated executive officers (the "named executive officers") for services to the Company and its subsidiaries during 1994. The data presented includes 1994 compensation from CG&E, PSI and their respective subsidiaries for the period prior to the Merger.

                                                                        LONG-TERM COMPENSATION
                                                                 -------------------------------------
                               ANNUAL COMPENSATION                         AWARDS              PAYOUTS
                       ---------------------------------------   ----------------------     ----------
         (A)           (B)      (C)       (D)         (E)           (F)           (G)           (H)         (I)
        NAME                                         OTHER       RESTRICTED    SECURITIES
         AND                                         ANNUAL        STOCK       UNDERLYING      LTIP       ALL OTHER
      PRINCIPAL               SALARY     BONUS    COMPENSATION     AWARDS     OPTIONS/SARS   PAYOUTS(1)  COMPENSATION
      POSITION         YEAR     ($)       ($)         ($)           ($)           (#)           ($)          ($)
- - ---------------------  ----   -------   -------   ------------   ----------   ------------   ---------   ------------
Jackson H. Randolph    1994   470,000   255,750       5,719           0          250,000            0        92,724(2)
  Chairman and CEO
James E. Rogers        1994   433,144   265,729      64,417           0          250,000      273,720       285,393(2)
  Vice Chairman,
  President and COO
John M. Mutz           1994   342,380   136,952       3,001           0          100,000       11,436         6,097(3)
  President, PSI
  Energy
J. Wayne Leonard       1994   211,208    79,203      32,146           0          100,000       81,132        93,555(4)
  Group Vice
  President and CFO
Larry E. Thomas        1994   209,540    78,578      29,078           0          100,000       77,345        53,945(4)
  Group Vice
  President,
  Reengineering and
  Operations Services

- - ------------
(1) The amounts appearing in this column are the values of the shares and cash paid out under the Company's Performance Shares Plan as successor to PSI Energy's Performance Shares Plan. 1994 amounts were earned by the named executive officers during the four-year cycle from 1990 through 1993 under the PSI Energy Performance Shares Plan, and were paid in substantially equal installments in 1994 and 1995.

(2) Amount includes for Messrs. Randolph and Rogers, respectively: a deferred compensation award in the amount of $50,000 pursuant to the terms of each officer's Deferred Compensation Agreement; employer matching contributions under the CG&E and PSI 401(k) Plans of $3,969 and $8,896; above-market interest on amounts deferred pursuant to the Deferred Compensation Agreements of $21,211 and $14,559; and benefits under Split Dollar Life Insurance Agreements of $17,544 and $16,933. Also includes for Mr. Rogers insurance premiums paid with respect to executive and group-term life insurance, a special performance award, and relocation compensation in the amounts of $4,530, $120,500, and $69,975, respectively.

(3) Consists entirely of insurance premiums paid with respect to executive and group-term insurance.

(4) Includes for Messrs. Leonard and Thomas, respectively: insurance premiums paid with respect to executive and group-term life insurance of $920 and $2,956; special performance awards of $50,000 and $10,000; relocation compensation of $34,700 and $33,100; and employer matching contributions under the PSI 401(k) Plan of $7,935 and $7,889.

OPTION/SAR GRANTS TABLE

       The following table sets forth information concerning individual grants of options to purchase the Company's common stock made to the named executive officers during 1994.


                                                                                                POTENTIAL
                                                                                           REALIZABLE VALUE AT
                                                                                              ASSUMED ANNUAL
                                                                                           RATES OF STOCK PRICE
                                                                                               APPRECIATION
                                  INDIVIDUAL GRANTS                                          FOR OPTION TERM
- - --------------------------------------------------------------------------------------    ----------------------
             (A)                    (B)             (C)           (D)          (E)         (F)          (G)
                                 NUMBER OF           %
                                 SECURITIES       OF TOTAL
                                 UNDERLYING     OPTIONS/SARS    EXERCISE
                                OPTIONS/SARS     GRANTED TO     OR BASE
                                  GRANTED       EMPLOYEES IN     PRICE      EXPIRATION       5%           10%
            NAME                    (#)         FISCAL YEAR      ($/SH)        DATE          ($)          ($)
- - -----------------------------   ------------    ------------    --------    ----------    ---------    ---------
Jackson H. Randolph                250,000          20.83%       22.875     10/24/2004    1,579,985    3,491,354
James E. Rogers                    250,000          20.83%       22.875     10/24/2004    1,579,985    3,491,354
John J. Mutz                       100,000           8.33%       22.875     10/24/2004      631,994    1,396,542
J. Wayne Leonard                   100,000           8.33%       22.875     10/24/2004      631,994    1,396,542
Larry E. Thomas                    100,000           8.33%       22.875     10/24/2004      631,994    1,396,542

OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

       The following table sets forth information concerning stock options held by the named executive officers during 1994. During 1994, none of the named executive officers exercised any stock options. The table shows the numbers of shares for which options were held as of December 31, 1994, and the values for "in-the-money" options, which represent the positive spread between the exercise prices of outstanding stock options and the market price of the shares as of December 31, 1994, which was $23.50 per share.

            (A)                      (B)             (C)                 (D)                     (E)

                                                                                                VALUE OF
                                                                       NUMBER OF               UNEXERCISED
                                                                 SECURITIES UNDERLYING        IN-THE-MONEY
                                                                      UNEXERCISED            OPTIONS/SARS AT
                                                                 OPTIONS/SARS AT FY-END          FY-END
                                                                          (#)                      ($)
                               SHARES ACQUIRED       VALUE       ----------------------     -----------------
                                 ON EXERCISE        REALIZED          EXERCISABLE/            EXERCISABLE/
            NAME                     (#)              ($)            UNEXERCISABLE            UNEXERCISABLE
- - ----------------------------   ----------------     --------     ----------------------     -----------------
Jackson H. Randolph                    0               N/A                 0/250,000                0/156,250
James E. Rogers                        0               N/A           179,025/250,000        1,931,823/156,250
John M. Mutz                           0               N/A            12,787/100,000            92,694/62,500
J. Wayne Leonard                       0               N/A            51,150/100,000           355,150/62,500
Larry E. Thomas                        0               N/A            51,150/100,000           355,150/62,500

LONG-TERM INCENTIVE PLAN AWARDS TABLE

       The following table sets forth the potential payouts of awards granted under the Performance Shares Plan to the named executive officers during 1994.

                                                                          ESTIMATED FUTURE PAYOUTS UNDER
                                                                           NON-STOCK PRICE-BASED PLANS
                                                                        ----------------------------------
            (A)                      (B)                  (C)              (D)           (E)        (F)
                              NUMBER OF SHARES,      PERFORMANCE OR
                                UNITS OR OTHER        OTHER PERIOD      THRESHOLD      TARGET      MAXIMUM
                                    RIGHTS          UNTIL MATURATION     SHARES        SHARES      SHARES
           NAME                      (#)               OR PAYOUT           (#)          (#)          (#)
- - ---------------------------   ------------------    ----------------    ---------      ------      -------
Jackson H. Randolph                  6,139              1994-1997          (1)         12,278        (1)
James E. Rogers                      7,510              1994-1997          (1)         15,020        (1)
John M. Mutz                         3,452              1994-1997          (1)          6,905        (1)
J. Wayne Leonard                     2,327              1994-1997          (1)          4,653        (1)
Larry E. Thomas                      2,249              1994-1997          (1)          4,498        (1)

- - ------------
(1) The number of performance shares of the Company's common stock contingently granted is calculated by determining the award opportunity in dollars for the performance cycle and dividing this by the per share price of the common stock at the time of the grant. For the 1994 through 1997 performance period, the award opportunity for participants is measured in terms of percentages ranging from 13.33% to 36.66% of annual earnings. The performance shares vest based upon the achievement of long-term corporate and individual goals established by the Board at the beginning of the performance period and measured at the end of the cycle. The actual size of an award is determined by multiplying the amount contingently granted by a weighted calculation reflecting the extent to which the aggregate of the pre-established goals has been met. For the 1994 through 1997 performance period, an award of approximately twice the number of shares as contingently granted will be made if the aggregate of the pre-established goals are met. There is no minimum (threshold) award and the Board may enhance the target award in recognition of exemplary performance or achievement as to individual goals. Awards are made in cash and Company common stock over a two-year period immediately following each performance cycle. The amount of an award that is generally paid in cash is equal to the amount of federal, state and local income taxes due on each installment, plus, with respect to the second installment, dividends otherwise payable on such installment.

PENSION BENEFITS

       The primary pension benefits payable at retirement to each of the named executive officers are provided pursuant to the terms of either CG&E's non-contributory management pension plan (the "CG&E Pension Plan") or PSI Energy's non-contributory pension plan (the "PSI Energy Pension Plan"). Mr. Randolph is covered under the terms of the CG&E Pension Plan. Messrs. Rogers, Mutz, Leonard, and Thomas are covered under the terms of the PSI Energy Pension Plan.

       Under the terms of the CG&E Pension Plan, the retirement income payable to a pensioner is 1.3% of final average pay plus 0.35% of final average pay in excess of covered compensation, times the number of years of credited service through 30 years, plus 0.1% of final average pay times the number of years of credited service over 30 years. Final average pay is the average annual salary, based on July 1 pay rates, during the employee's five consecutive calendar years producing the highest such average within the last 10 calendar years immediately preceding retirement. Covered compensation is the average social security taxable wage base over a 35-year period.

       Mr. Randolph is also a vested participant in CG&E's Supplemental Executive Retirement Plan which upon his retirement, death or disability will provide benefits for a period of 15 years in an annual amount equal to 75% of his highest annual compensation, reduced by social security benefits and by amounts received from the CG&E Pension Plan.

       The following pension plan table illustrates the estimated annual benefits payable to Mr. Randolph at normal retirement age 65 for the years of service indicated under the terms of the CG&E Pension Plan and the supplemental plan. Compensation utilized to determine benefits under the plans includes salary and bonus as set forth within the respective columns of the summary compensation table. Mr. Randolph's estimated credited years of service at normal retirement age 65 are 37 years.

                                                                  YEARS OF SERVICE
                                                ----------------------------------------------------
COMPENSATION                                       15            20            25         30 OR MORE
- - ------------                                    --------      --------      --------      ----------
  $200,000..................................    $ 75,000      $100,000      $125,000      $ 150,000
  225,000..................................       84,375       112,500       140,625        168,750
  250,000..................................       93,750       125,000       156,250        187,500
  300,000..................................      112,500       150,000       187,500        225,000
  350,000..................................      131,250       175,000       218,750        262,500
  400,000..................................      150,000       200,000       250,000        300,000
  450,000..................................      168,750       225,000       281,250        337,500
  550,000..................................      206,250       275,000       343,750        412,500
  650,000..................................      243,750       325,000       406,250        487,500
  750,000..................................      281,250       375,000       468,750        562,500
  850,000..................................      318,750       425,000       531,250        637,500
  950,000..................................      356,250       475,000       593,750        712,500

       The PSI Energy Pension Plan covers all of its employees who meet certain minimum age and service requirements. Compensation utilized to determine benefits under the PSI Energy Pension Plan includes substantially all salaries and annual incentive compensation, including deferred compensation for Mr. Rogers. PSI Energy Pension Plan benefits are determined under a final average pay formula with consideration of years of service to a maximum of 30, age at retirement and the applicable average social security wage base. PSI Energy also maintains an Excess Benefit Plan, in which Messrs. Rogers, Mutz, Leonard, and Thomas participate, designed to restore pension benefits to those individuals whose benefits under the PSI Energy Pension Plan would otherwise exceed the limits imposed by the Internal Revenue Code of 1986, as amended (the "Code").

       The following pension plan table illustrates the estimated annual benefits payable as a straight-life annuity under both plans to participants who retire at age 62. Such benefits are not subject to any deduction for social security or other offset amounts.

                                                       YEARS OF SERVICE
                        -------------------------------------------------------------------------------
    COMPENSATION           5          10          15          20          25          30          35
- - ---------------------   -------    --------    --------    --------    --------    --------    --------
 $200,000............   $15,270    $ 30,550    $ 45,820    $ 61,090    $ 76,360    $ 91,640    $106,910
  225,000............    17,270      34,550      51,820      69,090      86,360     103,640     120,910
  250,000............    19,270      38,550      57,820      77,090      96,360     115,640     134,910
  300,000............    23,270      46,550      69,820      93,090     116,360     139,640     162,910
  400,000............    31,270      62,550      93,820     125,090     156,360     187,640     218,910
  450,000............    35,270      70,550     105,820     141,090     176,360     211,640     246,910
  550,000............    43,270      86,550     129,820     173,090     216,360     259,640     302,910
  650,000............    51,270     102,550     153,820     205,090     256,360     307,640     358,910
  750,000............    59,270     118,550     177,820     237,090     296,360     355,640     414,910
  850,000............    67,270     134,550     201,820     269,090     336,360     403,640     470,910
  950,000............    75,270     150,550     225,820     301,090     376,360     451,640     526,910

       The estimated credited years of service at age 62 for each of the named executive officers covered under the terms of the PSI Energy Pension Plan are as follows: Mr. Rogers, 21.44 years; Mr. Mutz, 3.39 years; Mr. Leonard, 30 years; and Mr. Thomas, 30 years.

       Messrs. Rogers and Mutz also participate in the PSI Energy Supplemental Retirement Plan, which is designed to provide coverage to employees, previously designated by the board of directors of PSI Energy, who will not otherwise qualify for full retirement benefits under the PSI Energy Plan. The benefit provided by the PSI Energy Supplemental Retirement Plan will be an amount equal to that which a covered employee with maximum permitted years of participation (30 years) would have received under the PSI Energy Plan, reduced by the actual benefit provided by the PSI Energy Plan and the Excess Benefit Plan, and further reduced by benefits the covered employee will be eligible to receive from retirement plans from previous self-employment and from previous employers. The estimated annual benefit payable at age 62 under the PSI Energy Supplemental Retirement Plan is $140,000 for Mr. Rogers and $39,375 for Mr. Mutz.

       The Company has an Executive Supplemental Life Insurance Program, which provides key management personnel, including the named executive officers, with either post-retirement life insurance coverage or deferred compensation. A participant in the program may elect either to continue life insurance coverage after retirement or to receive the total amount of coverage in the form of deferred compensation payable in 10 equal annual installments beginning at age 62 or retirement, whichever is later. An employee who elects to receive deferred compensation will receive, at the later of age 62 or retirement only deferred compensation payments, and his or her life insurance coverage will be cancelled at that time. Coverage is $50,000 for participants with annual base salaries of less than $100,000; $100,000 for participants with annual base salaries between $100,000 and $200,000; and $150,000 for participants with annual base salaries over $200,000. The estimated annual benefit payable, at the later of age 62 or retirement, to each of the named executive officers is $15,000 per year over ten years.

EMPLOYMENT AGREEMENTS AND SEVERANCE ARRANGEMENTS

       The Company entered into individual employment agreements with Mr. Randolph and Mr. Rogers (each sometimes hereinafter individually referred to as the "Executive") as of the Effective Date.

       Pursuant to his employment agreement, Mr. Randolph will serve as Chairman and Chief Executive Officer of the Company until November 30, 1995, and then will retire from the position of Chief Executive Officer but will continue to serve as Chairman of the Board of the Company until November 30, 2000. Mr. Rogers will serve as Vice Chairman, President and Chief Operating Officer of the Company until November 30, 1995, and thereafter will serve as Vice Chairman, President and Chief Executive Officer. Mr. Rogers' agreement is for a term of three years; however, on each annual anniversary date it may, with notice, be automatically extended for an additional year.

       During the terms of their agreements, Messrs. Randolph and Rogers will receive minimum annual base salaries of $465,000 and $422,722, respectively. Each will also be paid an annual incentive cash award of up to 55% of his annual salary pursuant to the Company's Annual Incentive Plan, and will be eligible to participate in all other incentive, stock option, performance award, savings, retirement and welfare plans applicable generally to Company employees and executives.

       If the Executive's employment terminates as a result of death, his beneficiary will receive a lump sum cash amount equal to the sum of (a) the Executive's annual base salary through the termination date to the extent not previously paid, (b) a pro rata portion of the benefit under the Company's Annual Incentive Plan calculated based upon the termination date and (c) any compensation previously deferred but not yet paid to the Executive (with accrued interest or earnings thereon) and any unpaid accrued vacation pay. In addition to these accrued amounts, if the Company terminates the Executive's employment without "cause" or the Executive terminates his employment for "good reason" (as each is defined in the employment agreements), the Company will pay to the Executive (a) a lump sum cash amount equal to the present value of his annual base salary and benefit under the Company's Annual Incentive Plan payable through the end of the term of employment, at the rate and applying the same goals and factors in effect at the time of notice of such termination, (b) the value of all benefits to which the Executive would have been entitled had he remained in employment until the end of the term of employment under the Company's Performance Shares Plan and Executive Supplemental Life Insurance Program, (c) the value of all deferred compensation and all executive life insurance benefits whether or not then vested or payable and (d) medical and welfare benefits for the Executive and his family through the end of the term of employment. If the Executive's employment is terminated by the Company for cause or by the Executive without good reason, the Executive will receive unpaid annual base salary accrued through the termination date and any accrued deferred compensation.

       Mr. Mutz has an employment agreement pursuant to which he will serve as President of, and will be nominated for election as a director of, PSI Energy until October 4, 1998. Commencing October 4, 1996, the term of the employment agreement may be extended for one additional year upon mutual agreement. During the term of his agreement, Mr. Mutz will receive a minimum annual base salary of $330,000, will be eligible to receive an annual incentive cash award of up to 40% of his annual base salary pursuant to the Company's Annual Incentive Plan, will be eligible to participate in all other incentive, stock option, performance award, savings, retirement and welfare plans applicable generally to Company employees and executives, and will receive other fringe benefits. In connection with his participation in the PSI Energy Supplemental Retirement Plan, Mr. Mutz's employment agreement provides that he will be vested in his benefit (calculated including a profession transition allowance of $250,000 paid in 1993) at a rate of 20% per year of service beginning in 1994 without offset for other retirement benefits, and will be guaranteed a benefit thereunder based on its current terms even if the plan subsequently is amended to reduce benefits or is terminated.

       If Mr. Mutz's employment is terminated as a result of death, for cause or by him without good reason, he or his beneficiary will be paid a lump sum cash amount equal to (a) his unpaid annual base salary through the termination date,
(b) a pro rata portion of his Annual Incentive Plan award, (c) his vested accrued benefits under the Performance Shares Plan, the PSI Energy Pension Plan, the Excess Benefit Plan and the Supplemental Retirement Plan and (d) any unpaid deferred compensation (including accrued interest or earnings) and unpaid accrued vacation pay. If, instead, Mr. Mutz's employment is terminated prior to a change in control (as defined) without cause or by him for good reason, he will be paid (a) a lump sum cash amount equal to the present value of his annual base salary and maximum annual incentive cash award payable through the end of the term of the agreement, at the rate and applying the same goals and factors in effect at the time of notice of such termination, (b) the present value of all benefits to which he would have been entitled had he remained in employment until the end of the term of the agreement under the Company's Performance Shares Plan and Executive Supplemental Life Insurance Program, and PSI Energy's Pension Plan, Excess Benefit Plan, and Supplemental Retirement Plan, (c) the value of all deferred compensation and all executive life insurance benefits whether or not then vested or payable and (d) continued medical and welfare benefits through the end of the term of the agreement.

       If Mr. Mutz's employment is terminated after a change in control he will be paid a lump sum cash payment equal to the greater of (i) three times the sum of his annual base salary immediately prior to the date of his termination of employment or, if higher, the date of the change in control, plus all incentive compensation or bonus plan amounts in effect prior to the date of his termination of employment or, if higher, prior to the change in control, and
(ii) the present value of all annual base salary, bonuses and incentive compensation and retirement benefits that would otherwise be due under the agreement plus deferred compensation and executive life insurance benefits. In addition, he will be provided life, disability, accident and health insurance benefits for 36 months, reduced to the extent comparable benefits are received, without cost, by him.

       Mr. Randolph has a severance agreement with the Company which provides that if, within three years after the Effective Date he terminates his employment for good cause or his employment is terminated by the Company other than for disability or cause, the Company will pay him a cash amount equal to 300% of his annualized compensation for the most recent five years ending before the Effective Date, less $1,000, plus a cash "gross-up" payment equal to the federal excise tax due on such amount, if any.

DEFERRED COMPENSATION AGREEMENTS

       Mr. Randolph and CG&E, and Mr. Rogers and PSI and PSI Energy, have entered into deferred compensation agreements effective as of January 1, 1992 (the "Deferred Compensation Agreements") pursuant to which, in lieu of granting to each executive officer a cash increase in base salary, each executive officer was credited with a $50,000 base salary increase in the form of deferred compensation. Such amount will be deferred annually, in the case of both Mr. Randolph and Mr. Rogers, for a five-year period beginning January 1, 1992 and ending December 31, 1996, and in the case of Mr. Rogers, for an additional five-year period beginning January 1, 1997 and ending December 31, 2001. The Deferred Compensation Agreements were assumed by the Company as of the Effective Date.

       In general, Mr. Randolph's Deferred Compensation Agreement provides that if his employment terminates for any reason, other than death or disability, prior to January 1, 1997, he will receive the total amount of his deferred income plus interest. If Mr. Randolph's employment terminates on or after January 1, 1997, he will receive an annual cash benefit of $179,000 payable for a 15-year period beginning January 2001. Proportional benefits are payable to Mr. Randolph in the event his employment is terminated for death or disability prior to January 1, 1997.

       In general, Mr. Rogers' Deferred Compensation Agreement provides that if his employment terminates for any reason, other than death, prior to January 1, 1997, he will receive a lump sum cash payment equal to the total amount deferred for the first five-year period described above plus interest. If Mr. Rogers' employment terminates for any reason, other than death, on or after January 1, 1997, he will receive an annual cash benefit over a 15-year period beginning the first January following termination of his employment, but in no event earlier than January 2003 nor later than January 2010. The annual cash benefit amount payable for such 15-year period ranges from $179,000 per year if payment begins in January 2003, increasing to $554,400 per year if payment commences in January 2010. Comparable amounts are payable to Mr. Rogers in the event his employment is terminated for disability prior to January 1, 1997 or if Mr. Rogers dies (i) prior to January 1, 1997 while employed or disabled, or (ii) on or after January 1, 1997 but before commencement of payment of the 15-year payments described above; provided, however, if Mr. Rogers becomes disabled prior to the completion of the first award period, the amounts paid will be proportionately reduced based on the ratio of the amount deferred to the date of disability to the total amount that would have been deferred to the end of the first award period. In addition, if Mr. Rogers' employment terminates for any reason, other than death or disability, on or after January 1, 1997, but before January 1, 2002, he will receive a lump sum cash payment equal to the total amount deferred during the second five-year period described above plus interest. Additionally, if Mr. Rogers' employment terminates for any reason, other than death or disability, on or after January 1, 2002, he will receive an additional annual benefit for a 15-year period beginning the first January following termination of his employment, but in no event earlier than January 2008 nor later than January 2010. The annual cash benefit amount payable for such period ranges from $179,000 per year if payment begins in January 2008, increasing to $247,000 per year if payment begins in January 2010. Provided that Mr. Rogers is employed on January 1, 1997, comparable amounts are payable to Mr. Rogers in the event his employment is terminated for disability prior to January 1, 2002 or if Mr. Rogers dies (i) prior to January 1, 2002 while employed or disabled, or (ii) on or after January 1, 2002 but before commencement of payment of benefits; provided, however, if Mr. Rogers becomes disabled prior to the completion of the second award period, his payments will be proportionately reduced in the same manner as described above for disability during the first award period.

COMPANY STOCK BENEFIT PLANS

       On October 18, 1994, the Board adopted, and the then current common stock holders approved, the four stock plans described below. Each of these plans became effective as of the Effective Date, and is substantially similar to its predecessor PSI or PSI Energy plan. Each PSI or PSI Energy predecessor plan was merged into and became a part of the Company plan which bears the same name.

Employee Stock Purchase and Savings Plan

       The Company's Employee Stock Purchase and Savings Plan (the "Stock Purchase Plan") is an employee stock purchase plan in which eligible employees may be granted options to purchase shares of the Company's common stock. Up to 2,000,000 shares of authorized but unissued common stock may be offered under the Stock Purchase Plan. The Stock Purchase Plan is administered by a committee (the "Plan Committee") consisting of members of the Board who are disinterested persons under Rule 16b-3 of the 1934 Act, and with respect to executive officers, are outside directors under Section 162(m) of the Code. Each member of the Plan Committee serves at the pleasure of the Board and is not eligible to participate in the Stock Purchase Plan.

       Employees of the Company or any of its subsidiaries who meet the eligibility requirements may participate in the Stock Purchase Plan. (The Company and its subsidiaries are hereinafter referred to collectively as the "Employers" and individually as an "Employer".) Except as provided below, the eligibility requirements are an employee: (1) must have been employed by an Employer for at least nine months as of the first day of an Offering Period (as defined below); and (2) must normally work as least twenty hours a week and five months a year. Officers who are "highly compensated employees" (as defined in Section 414(q) of the Code, and employees who receive grants of stock options or stock appreciation rights under the Company's Stock Option Plan, are not eligible to participate in the Stock Purchase Plan.

       The initial offering of common stock under the Stock Purchase Plan will be a continuation of the 1994 Offering Period under the PSI Employee Stock Purchase and Savings Plan, which was merged into the Stock Purchase Plan as of the Effective Date. Each offering for sale of common stock under the Stock Purchase Plan will have a term of twenty-six months (the "Offering Period") commencing and ending on dates determined by the Plan Committee. The initial offering will end on December 31, 1996. The ending date of an Offering Period will be the "Purchase Date."

       The purchase price per share of common stock under the Stock Purchase Plan will be equal to the fair market value of a share of common stock on the first day of the Offering Period less 5% (the "Purchase Price"). For this purpose, the fair market value of a share of common stock will be equal to the average of the high and low sales prices of a share of common stock as reported in the "New York Stock Exchange--Composite Transactions" published in The Wall Street Journal (the "NYSE") for the first day of the Offering Period or, if no trading of common stock occurs on the NYSE on that day, the last day prior to the first day of the Offering Period on which trading of common stock does occur.

       An eligible employee may accumulate funds to purchase common stock under the Stock Purchase Plan by authorizing his or her Employer to deduct an amount from each paycheck and deposit that amount in an interest earning account. On the Purchase Date, the employee may apply the total amount of deposits made to the account and interest earned thereon to the purchase of shares of common stock.

       The maximum number of shares of common stock an eligible employee may purchase in an offering under the Stock Purchase Plan is a number equal to (1) the sum of (a) 10% of his or her annual base compensation as of the first day of the second calendar month preceding the first day of the relevant Offering Period, multiplied by 26/12ths, plus (b) the amount of interest earned on the employee's account during the relevant Offering Period, divided by (2) the Purchase Price. No employee may participate in the Stock Purchase Plan if (i) participation would permit the employee's rights to purchase shares of common stock under all employee stock purchase plans of the Employers to accrue at a rate exceeding $25,000 of fair market value of such shares (determined at the time such right is granted) for each calendar year during which such right is outstanding at any time or (ii) the employee owns, immediately after his or her participation commences, stock possessing 5% or more of the total combined voting power or value of all classes of stock of any Employer.

       In the event of a "change in control" (as defined below) of the Company, each eligible employee has the right to elect, within three months from the change in control or the Purchase Date, whichever is earlier, to purchase all or fewer than all of the shares of common stock the employee is entitled to purchase pursuant to the Stock Purchase Plan at the time of the "change in control". For purposes of the Stock Purchase Plan, a "change in control" will occur if (1) a person or group becomes the beneficial owner of more than fifty percent of the Company's voting stock, other than pursuant to a transaction approved in advance by the Board, (2) the Company's shareholders approve either
(a) an agreement to merge or consolidate the Company with or into another corporation and the Company or one of its subsidiaries will not be the surviving company or (b) the sale of at least substantially all of the Company's assets other than in a merger or sale will result in the Company's voting securities outstanding prior to the merger or sale continuing to represent at least fifty percent of the combined voting power of the corporation surviving the merger or purchasing the assets or (3) during any two-year period, individuals who at the beginning of such period constitute the Board (and any new director whose election or nomination to the Board was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination was previously so approved) cease for any reason, with the exception of the exercise of certain voting rights held by holders of the Company's cumulative preferred stock, to constitute a majority of the Board.

       The Company, at any time by action of the Board or the Plan Committee, may alter, amend, suspend or terminate the Stock Purchase Plan in whole or in part, or alter or amend any and all terms of participation in an offering made thereunder, except that the provisions thereof relating to the effect of a "change in control" of the Company may not be amended for three years following a "change in control". No such action may, without the approval of the Company's shareholders, (1) increase the maximum number of shares of common stock that may be offered or the maximum number of shares of common stock that each eligible employee may purchase, (2) extend the maximum term of an offering beyond twenty-six months, (3) decrease the Purchase Price, (4) materially expand the eligibility requirements or (5) materially increase benefits within the meaning of Rule 16b-3 or the 1934 Act.

Performance Shares Plan

       The Performance Shares Plan is implemented through a long-term incentive compensation program adopted by the board of directors of each Employer, which consists of Corporate Target Goals and/or Individual Goals and Award Opportunities (each as defined below). Up to 800,000 shares of common stock have been authorized for issuance under the Performance Shares Plan. These shares of common stock may be either authorized and unissued shares or shares that have been reacquired by the Company on the open market that are held as treasury shares. The Performance Shares Plan is administered by the Plan Committee. Members of the Plan Committee are not eligible to participate in the Performance Shares Plan.

       Employees of the Employers who are officers or who are employed in a significant executive, administrative, operational or professional capacity or who have the potential to contribute to the Employers' future success are eligible to receive awards under the Performance Shares Plan. An Employer's board of directors will select, subject to the Committee's approval, the employees (other than the executive officers) who will participate in the Employer's Long-Term Program for any Performance Period (as defined below). An Employer's Chief Executive Officer may recommend to the Employer's board of directors that an employee (other than an executive officer) participate in the Performance Shares Plan. Eligible employees who are executive officers will be selected to participate in the Company's Long-Term Program for any Performance Period by the Plan Committee.

       For each Performance Period for which an eligible employee is selected to participate, the employee will receive a contingent grant of a number of shares of common stock ("Performance Shares"). Whether or not the employee earns a vested right to receive the shares of common stock will depend on the attainment of the Corporate Target Goals and/or Individual Goals applicable to that Performance Period. The number of Performance Shares contingently granted to an employee for a Performance Period will be equal to the value of the employee's Award Opportunity for the Performance Period divided by the average of the closing prices of common stock for the twenty consecutive trading days immediately preceding the first day of the Performance Period as reported on the NYSE (the "Grant Price"). An Employer's board of directors (or, with respect to executive officers, the Plan Committee) will determine each employee's Award Opportunity by multiplying the employee's annual base salary as of the first day of the Performance Period (or, if later, the employee's first date of participation for the Performance Period) by the product of the employee's "Percentage Incentive" (as determined by the board of directors or, with respect to executive officers, by the Plan Committee ) multiplied by the number of years in the Performance Period. A Performance Period is the period of time over which the achievement of a Corporate Target Goal or an Individual Goal is measured.

       Subject to the Plan Committee's approval, each Employer's board of directors will establish one or more Corporate Target Goals for each Performance Period that will apply to its employees (other than executive officers). A Corporate Target Goal is an objective criterion pertaining to an Employer's performance, efficiency or profitability, including stock price, market share, sales, earnings per share, costs, net operating income, cash flow, fuel cost per million BTU, cost per kilowatt-hour, retained earnings or return on equity. Subject to the Plan Committee's approval, each Employer's board of directors may, but need not, establish one or more Individual Goals for each eligible employee (other than an executive officer) for a Performance Period. An Individual Goal is an objective or subjective criterion pertaining to individual effort as to enhancement of either individual performance or achievement of Corporate Target Goals or other Individual Goals. The Plan Committee will establish one or more Corporate Target Goals and may, but need not, establish one or more Individual Goals for executive officers.

       In calculating the number of shares of common stock in which an employee who has received a contingent grant of Performance Shares has earned a vested right as of the end of a Performance Period, the Employer's board of directors will first determine the extent to which each Corporate Target Goal and Individual Goal has been met for the Performance Period. The factor determined by the board of directors will be multiplied by the weight, if any, assigned to each Corporate Target Goal or Individual Goal (expressed as a percentage). The resulting percentages will be added and the total, when multiplied by the number of Performance Shares awarded to the employee, will equal the number of shares of common stock in which the employee has earned a vested right. An Employer's board of directors may enhance an employee's award above the maximum level in recognition of exemplary performance as to subjective Individual Goals.

       The number of shares of common stock in which an employee has earned a vested right for a Performance Period generally will be distributed in two equal installment payments on the February 1 following the end of the Performance Period and on the next following February
1. Payments may be made on an earlier date in connection with a "change in control". Each installment payment will be distributed in the form of whole shares of common stock, except that cash will be distributed in lieu of fractional shares and an amount approximately equal to the amount of the federal, state and local income taxes imposed on the employee's receipt of the installment payment will be distributed in cash. The second installment payment will include a cash amount equal to the amount of dividends, if any, that would have been payable on the portion of the second installment payment payable in shares of common stock if such shares had been distributed on the February 1 immediately following the end of the relevant Performance Period. In no event will the value of any distributions during any calendar year to an executive officer exceed an amount equal to 150 percent of the officer's annual base salary.

       In the event of a "change in control" of the Company, each Corporate Target Goal and Individual Goal in effect for any Performance Period of each Employer's Long-Term Program shall be deemed achieved to the extent determined by the Employer's board of directors as of the date of the change in control and each employee will be deemed to be vested in a corresponding number of shares of common stock underlying Performance Shares previously granted, as adjusted to reflect the actual period between the beginning of the Performance Period and the date of the change in control. In addition, any installment payment that has not been distributed as of the date of the change in control will be immediately distributed. "Change in control" has the same meaning under the Performance Shares Plan as under the Stock Purchase Plan (see Employee Stock Purchase and Savings Plan above).

       The Board may, at any time, alter, amend, suspend or terminate the Performance Shares Plan in whole or in part, or may suspend or discontinue the payment of benefits thereunder; except that the provisions thereof relating to the effect of a "change in control" of the Company may not be amended for three years following a "change in control". No such action may, without the approval of the Company's shareholders, (1) withdraw the administration from the Plan Committee, (2) permit participation by any member of the Plan Committee, (3) materially increase the Performance Shares Plan's cost to the Employers or the benefits thereunder or (4) materially modify the eligibility requirements for participation.

       The Performance Shares Plan is an unfunded plan; the Company and its subsidiaries have only a contractual obligation to employees to make payments thereunder. The promise by the Company and its subsidiaries to pay benefits under the Performance Shares Plan is not secured in any way, and any person having a claim for payment thereunder will be an unsecured creditor of the Company and its subsidiaries.

Stock Option Plan

       The Company's Stock Option Plan (the "Stock Option Plan") is a stock option plan in which non-employee directors and eligible employees of the Company and its subsidiaries may be granted incentive stock options as defined in Section 422 of the Code, non-qualified stock options, stock appreciation rights and/or cash awards granted in connection with non-qualified stock options to reimburse an optionee for the income taxes imposed upon the exercise of such an option. Up to 5,000,000 shares of common stock have been authorized for issuance with respect to awards under the Stock Option Plan. These shares of common stock may be either authorized and unissued shares or shares that have been reacquired by the Company on the open market, in private transactions or otherwise, and that are held as treasury shares. The Stock Option Plan is administered by the Plan Committee. The Plan Committee may make awards of Stock Options, Stock Appreciation Rights and Cash Awards (as defined below) to eligible employees selected by the Plan

Committee. The Company's Chief Executive Officer may recommend to the Plan Committee that awards be made to certain eligible employees.

       Employees of the Company or any of its subsidiaries who are officers or are employed in a significant executive, supervisory, administrative, operational or professional capacity or who have the potential to contribute to the future success of the Company and its subsidiaries are eligible to receive awards under the Stock Option Plan. Non-employee directors also are eligible to receive awards under the Stock Option Plan. No eligible employee owning stock possessing more than ten percent of the total combined voting power of all classes of stock of an Employer may be granted an Incentive Stock Option (as defined below) unless, at the time granted, the exercise price of the option is at least 110 percent of the fair market value of the common stock subject to the option and the option is not exercisable beyond five years from the grant date.

       Options granted under the Stock Option Plan may be either "Incentive Stock Options" or "Non-Qualified Stock Options" (each as described below and herein referred to individually as a "Stock Option" or collectively as "Stock Options"). At the time of the grant of a Stock Option, the Plan Committee will determine whether the Stock Option will be an Incentive Stock Option or a Non-Qualified Stock Option. The Plan Committee may grant Stock Options in tandem with Stock Appreciation Rights. The right to exercise any tandem Stock Option will generally terminate to the extent that the common stock underlying the Stock Option is used to calculate amounts or shares receivable upon the exercise of a related Stock Appreciation Right.

       An Incentive Stock Option is a Stock Option that qualifies as an incentive stock option under Section 422 of the Code. The aggregate fair market value (determined on the date on which an Incentive Stock Option is granted) of the shares of common stock with respect to which Incentive Stock Options are first exercisable by an awardee in any calendar year may not exceed $100,000 (or other limit prescribed by the Code). No Incentive Stock Options may be granted after ten years from the Effective Date. A Non-Qualified Stock Option is a Stock Option that is not an Incentive Stock Option.

       At the time of the grant of a Stock Option, the Plan Committee will establish the exercise price per share of common stock subject to the Stock Option which, in no event, will be less than 100 percent of the fair market value per share of common stock on the grant date. For this purpose, the fair market value per share of common stock will be determined based upon the average of the high and low sales prices of a share of common stock on the date of grant (or on the preceding trading day if the date of grant is not a trading day) as reported on the NYSE. Also at the time of the grant of a Stock Option, the Plan Committee will establish the period of time during which the Stock Option will be exercisable; however, no Incentive Stock Option will be exercisable beyond the tenth anniversary of the grant date. The Plan Committee may grant Stock Options to eligible employees that are exercisable in full at any time, or in installments at specified times, during the term of the Stock Option; however, no Stock Option will be exercisable in whole or in part for the first twelve months after the date of the grant of the Stock Option, except as provided in connection with a "change in control". The Employer may use the proceeds received upon the exercise of any Stock Option for general corporate purposes.

       Each non-employee director was granted, as of the Effective Date, a Non-Qualified Stock Option to acquire 12,500 shares of common stock at an exercise price per share equal to the average of the high and low sales prices of a share of common stock on October 25, 1994 (the initial trading date of the Company's common stock) as reported on the NYSE. Each person who is elected for the first time to be a non-employee director (other than persons who were previously employees of the Employers), as of the first Board meeting held on or after the date he or she first becomes a non-employee director, will be granted a Non-Qualified Stock Option to acquire 12,500 shares of common stock (or a pro rata portion of the shares available for awards if insufficient shares are available to grant a Stock Option for 12,500 shares to each new non-employee director) at an exercise price per share equal to the average of the high and low sales prices of a share of common stock on the date he or she first becomes a non-employee director (or on the preceding trading day if that date is not a trading day) as reported on the NYSE. Each Non-Qualified Stock Option granted to a non-employee director will have a term of ten years and will become exercisable with respect to twenty percent of the shares of common stock subject thereto on each of the first five anniversaries of the grant date. Non-employee directors are not entitled to receive any other awards.

       Any awardee (other than a non-employee director) who has been granted a Stock Option may be granted a Stock Appreciation Right, which entitles the awardee to receive, upon surrender of all or a portion of the Stock Option, an amount equal to the excess of the fair market value of a share of common stock on the date of the exercise of the Stock Appreciation Right over the exercise price per share of the Stock Option, multiplied by the number of shares of common stock with respect to which the Stock Option has been surrendered. The right to exercise a Stock Appreciation Right terminates to the extent an awardee exercises the Stock Option to which it is attached. Payment by the Employer of the amount receivable by an awardee upon the exercise of a Stock Appreciation Right may be made, as determined by the Plan Committee, by the delivery of whole shares of common stock, cash or any combination of shares of common stock and cash. In no event may a Stock Appreciation Right be exercised more than ten years after the date of the grant of the tandem Stock Option. To the extent a Stock Appreciation Right is exercised, the tandem Stock Option will be deemed to have been exercised.

       A Cash Award is a right granted to an awardee who has been granted a Non-Qualified Stock Option to receive a cash payment, at the times and in the amounts determined by the Plan Committee, that is intended to reimburse the awardee for all or a portion of the federal, state and local income taxes imposed upon the awardee as a consequence of the exercise of the Non-Qualified Stock Option.

       In the event of a "change in control" of the Company, each unexpired Stock Option and Stock Appreciation Right will be immediately exercisable. "Change in control" has the same meaning under the Stock Option Plan as under the Stock Purchase Plan (see Employee Stock Purchase and Savings Plan above.)

       The Board may, at any time, alter, amend, suspend or terminate the Stock Option Plan in whole or in part, except that the provisions relating to the effect of a "change in control" of the Company may not be amended for three years following a "change in control". No such action may, without the approval of the Company's shareholders, (1) increase the maximum number of shares of common stock that may be issued in respect of awards, (2) change the class of employees eligible to participate or (3) cause the Stock Option Plan to no longer comply with Rule 16b-3 of the 1934 Act or any other regulatory requirements. No amendment or termination of the Stock Option Plan may adversely affect any Stock Option, Stock Appreciation Right or Cash Award previously granted without the consent of the awardee.

       The following is a brief and general summary based upon the law as in effect as of the date hereof of certain federal income tax consequences of the issuance and exercise of awards under the Stock Option Plan to an awardee and the Company.

       Incentive Stock Options. An awardee will not recognize any taxable income upon the grant of an Incentive Stock Option. In addition, the awardee will not recognize any taxable income upon the exercise of an Incentive Stock Option, if the awardee has satisfied the applicable requirements, including the requirement that the awardee remain an employee of the Company or any of its subsidiaries at all times during the period beginning on the grant date and ending on the day three months (one year if the awardee becomes disabled within the meaning of Section 22(e)(3) of the Code) before the date the Incentive Stock Option is exercised. If an awardee does not remain an employee of the Company or any of its subsidiaries at all times during such period, the Stock Option will not be treated as an incentive stock option under Section 422 of the Code. In such a case, the exercise of the Stock Option will be treated as the exercise of a Non-Qualified Stock Option with the federal income tax consequences described below. The Company (and its subsidiaries) will not be entitled to any income tax deduction upon the grant or exercise of an Incentive Stock Option.

       Non-Qualified Stock Options. An awardee will not recognize any taxable income upon the grant of a Non-Qualified Stock Option. At the time a Non-Qualified Stock Option is exercised, the awardee will recognize compensation taxable as ordinary income, and the Company (or a subsidiary ) will be entitled to a corresponding deduction, to the extent the fair market value of the common stock underlying the Non-Qualified Option on the exercise date thereof exceeds the exercise price.

       Stock Appreciation Rights. An awardee will not recognize any taxable income upon the grant of a Stock Appreciation Right. Upon the exercise of a Stock Appreciation Right, an awardee will recognize compensation taxable as ordinary income, and the Company (or a subsidiary) will be entitled to a corresponding deduction, in an amount equal to any cash received (before applicable tax withholding), plus the fair market value as of the exercise date of any shares of common stock received (before applicable tax withholding).

       Cash Awards. An awardee will not recognize any taxable income upon the grant of a Cash Award. Upon the receipt by the awardee of a cash payment pursuant to a Cash Award, an awardee will recognize compensation taxable as ordinary income, and the Company (or a subsidiary) will be entitled to a corresponding deduction, in an amount equal to the amount of the cash payment (before applicable tax withholding).

Directors' Deferred Compensation Plan

       The Company's Directors' Deferred Compensation Plan (the "Directors' Plan") allows each non-employee director to defer fees for serving as a non-employee director, and to have them accrued either in terms of cash or in terms of theoretical units of shares of the Company's common stock. Up to 200,000 shares of common stock may be offered under the Directors' Plan. These shares of common stock may be either authorized and unissued shares or shares that have been reacquired by the Company on the open market and held as treasury shares. The Plan is administered by the Plan Committee.

       All non-employee directors may participate in the Directors' Plan. (Non-employee directors who elect to participate in, and defer the receipt of fees under, the Directors' Plan are referred to herein collectively as "Participants" and individually as a "Participant".) On an annual basis, on or before July 1, a non-employee director may elect to defer the receipt of all or a specified portion of his or her fees (any compensation, retainer, attendance, committee and other fees paid for services as a member of the board of directors of the Company or any of its subsidiaries) payable for following years. A non-employee director who was not in office on the preceding July 1 may elect, before his or her term begins, to defer, commencing six months after the date of the election, all or a specified portion of his or her fees for the remainder of the year and for following years.

       The Company's Secretary will establish and maintain a separate recordkeeping account for each Participant to which all deferred fees will be credited. At the time a deferral election is made, a Participant may elect to have all or a portion of the deferred fees credited to his or her account in terms of units, each representing a share of common stock, or in cash. Deferred fees that are credited to a Participant's account in terms of units will be deemed to be invested in a number of shares of common stock obtained by dividing the dollar amount of the deferred fees by the closing price per share of common stock as reported on the NYSE for the date the fees would have otherwise been paid to the Participant. From time to time thereafter, additional units will be credited to the Participant's account to reflect any dividend or other distribution the Participant would have received if the Participant would have been the record owner of a number of shares of common stock equal to the number of units credited to his or her account as of the dividend record date or as of the relevant date for any other distribution. Deferred fees that are credited to a Participant's account in terms of cash will be credited with interest at a rate, adjusted quarterly, equal to the per annum rate equivalent to the quoted interest rate, in effect on the first business day of any calendar quarter, for a one-year certificate of deposit of a principal amount of $100,000 as quoted in The Wall Street Journal. Interest credited to a Participant's account will bear interest, compounding quarterly, at the same rate.

       At the time a Participant first makes an election to defer the receipt of fees under the Directors' Plan, the Participant may elect that the deferred fees, together with earnings thereon, be distributed in a single payment or in equal annual installments over a period of two to ten years. At the Participant's election, a distribution will be made, or in the case of installment payments distributions will begin, on the first business day of the year immediately following the year during which the Participant either (1) ceases to be a member of the board of directors of the Company or any of its subsidiaries or (2) attains the social security retirement age. Subsequent installments will be distributed on the first business day of each following year. Deferred fees may be distributed on an earlier date in connection with a "change in control" (as defined below).

       To the extent deferred fees have been treated as if invested in common stock, distributions from the Directors' Plan will be made, as determined by the Company, in the form of newly issued whole shares of common stock or shares of common stock purchased on the open market, and cash in lieu of fractional shares. If the Participant has elected a single payment distribution, the number of shares of common stock to be distributed as defined will equal the number of whole units credited to the Participant's account as of the last business day of the year immediately preceding the year during which the distribution is to be made. The Participant also will receive a cash payment equal to the fair market value, as of such day, of a fractional number of shares of common stock equal to any fraction of a unit credited to the Participant's account. If the Participant has elected installment payments, the number of shares of common stock to be distributed will be equal to the number of units credited to the Participant's account on the day preceding the date of payment of an installment, divided by the number of installments remaining to be paid. No fractional shares of common stock will be distributed; the Participant will receive a cash payment, computed by the Company's Treasurer, equal to the fair market value, as of the day preceding the date of payment of the installment, of a fractional number of shares of common stock equal to any fraction of a unit to which the Participant is entitled on that installment date. To the extent deferred fees have been credited to a Participant's account in cash, distributions will be made in the form of cash. If the Participant has elected a single payment distribution, the amount of the distribution will equal the amount of cash credited to the Participant's account as of the last business day of the year immediately preceding the year of the distribution. If the Participant has elected installment payments, the amount of each installment will equal the amount of cash credited to the Participant's account as of the day preceding the date the installment is to be made, divided by the number of installments remaining to be paid. Amounts held in the Participant's account pending distribution shall continue to accrue interest at the applicable rate.

       Any fees deferred under the Directors' Plan, and earnings thereon, then remaining payable to the Participant will be forfeited if (1) a Participant becomes a director, proprietor, officer, partner, or employee of, or otherwise becomes affiliated with, any utility or other company in the States of Indiana, Ohio or Kentucky that competes with the Company or any of its subsidiaries, or
(2) a Participant who is a former non-employee director refuses a reasonable request by the Company or any of its direct or indirect subsidiaries to become a consultant after retirement as a director.

       In the event of a "change in control" of the Company, all fees deferred by Participants will be immediately payable to Participants (or their beneficiaries). "Change in control" has the same meaning under the Directors' Plan as under the Stock Purchase Plan (see Employee Stock Purchase and Savings Plan above).

       The Directors' Plan is an unfunded plan; the Company and its direct or indirect subsidiaries have only a contractual obligation to Participants (and their beneficiaries) to make payments when due. The promise by the Company and its subsidiaries to pay benefits under the Directors' Plan is not secured in any way, and any person having a claim for payment will be an unsecured creditor of the Company and its subsidiaries.

       The Board may, at any time, alter, amend, modify, revoke or terminate the Directors' Plan, or suspend the payment of benefits thereunder, except that the provisions thereof relating to the effect of a "change in control" of the Company may not be amended for three years following a "change in control".

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       Mr. Schiff, Chairman of the Board of Cincinnati Financial Corporation, serves on the Compensation Committee of the Company's Board and Mr. Randolph, Chairman of the Board and Chief Executive Officer of the Company, serves on the Board of Directors of Cincinnati Financial Corporation.

       CG&E and its subsidiaries carry various bond coverages, and also carry insurance coverage for their directors, officers, and employees against certain civil liabilities. During 1994, insurance premiums, amounting to approximately $123,300, at competitive rates, were paid to the John J. & Thomas R. Schiff & Co., Inc., of which Mr. Schiff is also Chairman of the Board.

PERFORMANCE GRAPH

       The following line graph compares the cumulative total average shareholder return of the common stock of the Company with the cumulative total returns during the same time period of the S&P Electric Utilities Index and the S&P 500 Stock Index. The graph tracks performance from October 25, 1994 (the initial trading date of the Company's common stock) through December 31, 1994, and assumes a $100 investment on October 25, 1994 and dividend reinvestment.

                                                 S&P Electric
      Measurement Period            Company      Utilities In-   S&P 500 Stock
    (Fiscal Year Covered)        Common Stock         dex            Index
10/25/94                                   100             100             100
12/31/94                                   104             105             100

SHAREHOLDER PROPOSAL

       Mr. Allen Wolff, 1553 South Carpenter Rd., Brunswick, Ohio 44212, a holder of record (as trustee) of common stock representing 303 shares, has informed the Company that he intends to present the proposal set forth below at the Annual Meeting.

       THE BOARD OPPOSES THE ADOPTION OF THIS PROPOSAL, WHICH IS DESIGNATED IN THE PROXY AS ITEM 2, AND RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST IT.

Shareholder Proposal

       Throughout corporate America, many stockholder proposals have been introduced to try to make some changes including the control of compensation to directors and top management and to try to tie them in with profits and dividends. Management opposes most of these proposals.....
Most shareholder proposals fail because (1) the investors are not organized and offer no alternatives, (2) management already controls a large number of votes and then rewards itself with more shares to vote against such proposals, and (3) we are not playing on a level field, management gets to count unmarked proxies as voting in favor of their position and can solicit proxies at the expense of the company. Some companies even fail to make complete disclosures, hiding behind the minimum rules of the S.E.C.

       I feel that many Boards of Directors have lost touch with the investors and it seems that they are giving more and more rewards for less and less success. In Junior High School, we learned that there were three (3) parts to any business; CAPITAL, LABOR AND MANAGEMENT. The Boards seem to have forgotten this lesson. The boards, in general, are self-perpetuating groups seemingly intent on rewarding themselves and members of management, at the expense of the investor.

       I am particularly dismayed at the statement on proxies that says (in essence) "Proxies signed, but not specifically marked, will be voted as management has suggested".

       Management says that stockholders clearly understand how their votes will be counted if they don't put Xs in the boxes; yet many shareholders don't understand THAT (and I have letters about that). They say that this process allows the stockholder not to be burdened with making FOUR Xs. WOW! How many shareholders even understand what they are being asked to vote on? Many times proxies for shares held in street names DO NOT clearly indicate this procedure.

       Presently, only a few companies reveal totals, including the number of unmarked proxies and the number of shares they represent. In reviewing the results and trying to interpolate, it is easy to feel that decisions on certain proposals might have been different if the rules were more democratic. The SEC allows corporations to count unmarked ballots in favor of management, but does not mandate that they do so.

       When I go to the polls and figure there is no clear choice among candidates and leave that space "unmarked", it is not voted in favor of the incumbent or the incumbent's party; it is merely a non-vote.

       Last year, a similar proposal was presented to five different corporations in Ohio and garnered an average of 25 percent of the proxies (an unusually high number for a stockholder proposal). Included in the votes against were the unmarked proxies. Even though this proposal concerned the counting of unmarked proxies, none of the corporations involved revealed the numbers although one requested a payment of $10,000 for me to find out. If they didn't count them, how did they know how many to count against the shareholder proposal? When asked for a mailing list of 1994 supporters, none would provide the same although several would (perhaps) be willing to do a mailing for approximately three times my calculated cost. I suspect they would have insisted on editing the contents had I succumbed to that. Does that inspire confidence in management?

       Therefore, be it resolved that in future proxies of this company, there will be no discretionary power of voting by the named proxy-holder on any issue where no direction has been given, including ANY ISSUE "WHICH MAY PROPERLY COME UP AT THE MEETING". Likewise, all voting shall be reported in detail; e.g.: numbers of proxies and shares voted FOR, number of proxies and shares voted AGAINST, numbers ABSTAINED, and numbers of proxies and shares UNMARKED, but counted as in favor of management's position.

STATEMENT OF THE BOARD IN OPPOSITION TO THE SHAREHOLDER PROPOSAL

       The Board believes that the intent of the foregoing proposal is to prohibit properly executed but unmarked proxies from being counted in voting for any matter described in the Company's proxy statement. A similar proposal was presented to CG&E's shareholders last year by the same proponent and received only 11.77% of the vote.

       THE BOARD BELIEVES THAT THE PROPOSAL IS CONTRARY TO THE INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND, ACCORDINGLY, RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THE PROPOSAL FOR THE FOLLOWING REASONS:

       Historically, both CG&E's and PSI's proxy statements and proxy cards have provided shareholders with the ability to grant a discretionary proxy. Indeed, the entire purpose of a proxy, in contrast to a vote cast in person, is to grant to another person the power to act on behalf of a shareholder who cannot be present at the meeting. So long as a proxy is properly signed, a shareholder is not required to mark the proxy for each matter described in the Company's proxy statement in order to have the proxy voted at the meeting. The federal proxy rules promulgated by the Securities and Exchange Commission (the "SEC") explicitly permit this practice, and the Company's proxy card conforms to SEC requirements in this regard.

       The Company's proxy card indicates in bold-face type how it will be voted if no direction is given by the shareholder. That information is also contained in the text of the Company's proxy statement. The Board believes that shareholders who take advantage of this procedure are fully aware of how their proxies will be voted and use the procedure as a convenient method to indicate that they choose to vote in accordance with the Board's recommendations. The proposal seems to reflect the assumption that shareholders are inadvertently returning properly executed but unmarked proxies, unaware as to how they will be voted. The Board does not share that assumption and believes that shareholders fully understand the process as it now exists.

       The Company's procedure is one which is customary and consistently adhered to by all other public companies of which the Board is aware. The proposal's deviation from customary procedure would be adverse to the proxy process itself, as well as confusing to the overall shareholder population. Additionally, because the current procedure facilitates the execution and return of proxies, the Board believes that it results in a higher shareholder response than could be expected if shareholders were required to complete each item on the proxy card. This, in turn, helps to minimize the Company's time and expense associated with the solicitation of proxies.

       Concerning the aspect of the proposal requiring the reporting of unmarked proxies, SEC rules dictate that the Company report votes for, against or withheld, as well as the number of abstentions and broker non-votes, as to each matter voted on at a meeting. The Company follows this procedure and believes that additional reporting would be both unnecessary and potentially misleading to shareholders. Separate reporting of unmarked proxies could give the incorrect impression that such proxies were improperly counted when, in fact, it was the full intention of the shareholders to give proxies in accordance with the Board's recommendations.

       The Board is not aware of any valid reason to adopt the procedures outlined in the shareholder proposal.

       THE BOARD URGES A VOTE AGAINST THIS PROPOSAL, ITEM 2. THE PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A CONTRARY CHOICE ON THEIR SIGNED PROXIES.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

       The independent public accountants for the Company and its subsidiaries for the year 1994 were Arthur Andersen LLP, with offices both in Cincinnati, Ohio and Indianapolis, Indiana. Upon recommendation of the Audit Committee of the Board, Arthur Andersen LLP was employed for the year 1995 by the Board on January 25, 1995. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

PROPOSALS BY SHAREHOLDERS

       In order to be considered for inclusion in the Company's Proxy Statement for the 1996 Annual Meeting of Shareholders, proposals from shareholders must be received by the Secretary of the Company at 139 East Fourth Street, Cincinnati, Ohio 45202 not later than November 18, 1995.

                                    By Order of the Board of Directors

                                    CHERYL M. FOLEY
                                    Secretary

Dated: March 17, 1995

- - --------------------------------------------------------------------------------

     PROXY                        CINERGY CORP.                       PROXY

         The undersigned hereby appoints Jackson H. Randolph, James E. Rogers, and J. Wayne Leonard as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated hereon and in their discretion with respect to any other business properly brought before the annual meeting, all the shares of common stock of CINergy Corp. which the undersigned is entitled to vote at the annual meeting of shareholders to be held on April 20, 1995 or any adjournment(s) or postponement(s) thereof.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, the proxy will be voted "FOR" Item 1 and "AGAINST" Item 2.

         Indicate your vote by an (X). The Board of Directors recommends voting FOR Item 1 and AGAINST Item 2.

     ITEM

1.  Election of Directors            / / FOR--ALL Nominees                            / / WITHHELD--ALL Nominees
                                       (except as marked to the contrary below)

        Nominees: Class II - Philip R. Sharp
                  Class I - Neil A. Armstrong, James K. Baker, Clement L. Buenger, John A. Hillenbrand II, and George C. Juilfs

        INSTRUCTION--TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, MARK
                          THROUGH THAT NOMINEE'S NAME.

     2. Shareholder Proposal        / / FOR          / / AGAINST          /
     / ABSTAIN

     (Continued and to be signed and dated on the reverse side and returned promptly in the enclosed envelope.)
- - --------------------------------------------------------------------------------

       -------------------------------------------------------------------------

    SHARES REPRESENTED BY ALL PROPERLY EXECUTED
    PROXIES WILL BE VOTED IN ACCORDANCE WITH
    INSTRUCTIONS
    APPEARING ON THE PROXY. IN THE ABSENCE OF
    SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED
    IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE
    BOARD OF DIRECTORS, AND IN THE DISCRETION OF
    THE PROXY HOLDERS AS TO ANY OTHER MATTERS THAT
    MAY PROPERLY COME BEFORE THE ANNUAL MEETING.
     Signature(s):                      Date                         , 1995

       Please sign exactly as name(s) appear on this proxy, and date this proxy. If joint account, each joint owner should sign. If
       signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing.
- - --------------------------------------------------------------------------------